Exhibit 6.11

Execution Version

SECURITY AGREEMENT

This Security Agreement dated as of June 30, 2023 (this “Agreement”) by and among Quadrant Biosciences Inc., a Delaware corporation (the “Company”), with its primary place of business at 505 Irving Avenue, Suite 3100AB, Syracuse, NY 13210, and Acquiom Agency Services LLC, as collateral agent (in such capacity, together with its permitted successors in such capacity, the “Collateral Agent”) for the holders of notes (the “Holders” and, together with the Collateral Agent, the “Secured Parties”) issued under each Secured Note and Warrant Purchase Agreement (the “Notes”) (each a “Purchase Agreement”), by and among the Company, the Holders and the Collateral Agent:

The Company and the Collateral Agent hereby agree as follows:

1.             Defined Terms. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Notes.

2.             Security Agreement.

(a)             Grant. The Company, for valuable consideration, the receipt of which is acknowledged, hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a first priority security interest in and lien on all of the property described on Exhibit A hereto, now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (the “Collateral”).

(b)             Company Remains Liable. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) no Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c)             Continuing Security Interest. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until indefeasible payment and performance in full of all of the Obligations.

3.             Obligations Secured. The security interest granted hereby secures payment of all amounts owed by the Company to the Holders pursuant to the Notes and all other obligations of the Company to the Secured Parties under this Agreement and the Notes (collectively, the “Obligations”).

4.             Collateral Information. The Company is a corporation organized under the laws of the State of Delaware, with its principal place of business at the address set forth in the first paragraph of this Agreement. The Company will promptly notify the Collateral Agent in writing after changing its form or jurisdiction of organization, or establishing any new principal place of business.

5.             Separate Obligations and Liens. The Company acknowledges and agrees that (i) the Obligations represent separate and distinct indebtedness, obligations and liabilities of the Company to each of the Secured Parties, which the Company is separately obligated to each Secured Party to pay and perform, in each case regardless of whether or not any indebtedness, obligation or liability to any other Secured Party or any other person or entity, or any agreement, instrument or guaranty that evidences any such other indebtedness, liability or obligation, or any provision thereof, shall for any reason be or become void, voidable, unenforceable or discharged, whether by payment, performance, avoidance or otherwise; and (ii) the lien that secures each of the Secured Parties’ respective Obligations (A) is separate and distinct from any and all other liens on the Collateral, (B) is enforceable without regard to whether or not any other lien shall be or become void, voidable or unenforceable, or the indebtedness, obligations or liabilities secured by any such other lien shall be discharged, whether by payment, performance, avoidance or otherwise, and (C) shall not merge with or be impaired by any other lien.

6.             Financing Statements. The Company shall at its cost execute or file any financing statement in respect of the security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Secured Parties, may at any time be desirable. If any recording or filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Company shall at its cost execute the same at the time and in the manner requested by the Secured Parties. To the fullest extent permitted by applicable law, the Company authorizes the Collateral Agent, on behalf of the Secured Parties, to file any such financing statements without the signature of the Company.

7.             Company’s Rights Until Default. So long as no Event of Default has occurred and is continuing, the Company shall have the right to possess and manage the Collateral in the ordinary course of business.

8.             Rights and Remedies upon Event of Default.

(a)             After the occurrence and during the continuation of an Event of Default, the Collateral Agent, acting at the written direction of the Requisite Holders, shall have the right, with or without notice to the Company (as provided below), as to any or all of the Collateral, by any available judicial procedure, or without judicial process (provided, however, that it is in compliance with the UCC), to exercise any and all rights afforded to a secured party under the UCC or other applicable law, and without limiting the generality of the foregoing, the Collateral Agent, acting at the written direction of the Requisite Holders, shall have the right to sell or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as the Collateral Agent, acting at the written direction of the Requisite Holders, may deem advisable, and the Secured Parties shall have the right to purchase at any such sale. The Company agrees that a notice sent at least ten (10) days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made shall be reasonable notice of such sale or other disposition. The proceeds of any such sale or other disposition of the Collateral shall be applied, first to the expenses of retaking, holding, storing, processing and preparing for sale, selling and the like, and to the Secured Parties’ reasonable out-of-pocket attorneys’ fees and legal expenses, and then to the Obligations and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall account to the Company for any surplus proceeds. If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Company shall be liable for the deficiency, and the reasonable out-of-pocket fees of any attorneys the Secured Parties employ to collect such deficiency; provided, however, that the foregoing shall not be deemed to require the Secured Parties to resort to or initiate proceedings against the Collateral prior to the collection of any such deficiency from the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties arising out of the retention, sale or lease of the Collateral or other exercise of the Secured Parties’ rights and remedies with respect thereto.

(b)             Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all of the Company’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Collateral sold, and shall be a perpetual bar, both at law and in equity, against the Company and its successors and assigns, and against all persons and entities claiming the Collateral sold or any part thereof under, by or through the Company or its successors or assigns.

(c)             The Company appoints the Collateral Agent, on behalf of the Secured Parties, and any officer, employee or agent of the Collateral Agent, with full power of substitution, as the Company’s true and lawful attorney-in-fact, effective as of the date hereof, with power, upon the Collateral Agent’s election, acting at the written direction of the Requisite Holders, in its own name or in the name of the Company, after the occurrence and during the continuance of an Event of Default, (i) to endorse any notes, checks, drafts, money orders, or other instruments of payment in respect of the Collateral that may come into the Secured Parties’ possession; (ii) to sign and endorse any drafts against the Company, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes or liens at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, issue receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to notify persons and entities obligated with respect to the Collateral to make payments directly to the Collateral Agent; and (vi) generally, to do, at the Secured Parties’ option and at the Company’s expense, at any time, or from time to time, all acts and things which the Collateral Agent, acting at the written direction of the Requisite Holders, deems necessary to protect, preserve and realize upon the Collateral and the Secured Parties’ security interest therein to effect the intent of this Agreement, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable as long as any of the Obligations are outstanding.

(d)             All of the Secured Parties’ rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

9.             Secured Parties’ Rights; Company Waivers.

(a)             The Secured Parties’ acceptance of partial or delinquent payment from the Company under any Note or hereunder, or the Collateral Agent’s failure to exercise any right hereunder, shall not constitute a waiver of any obligation of the Company hereunder, or any right of the Secured Parties hereunder, and shall not affect in any way the right to require full performance at any time thereafter.

(b)             The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Obligations; (ii) any right to require any Secured Party (A) to proceed against any person or entity, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in any Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages and demands against any Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

10.           Miscellaneous.

(a)             Amendment and Waiver. Neither this Agreement nor any part hereof may be changed, waived or amended except by an instrument in writing signed by the Collateral Agent (acting at the written direction of the Requisite Holders) and the Company; and waiver on one occasion shall not operate as a waiver on any other occasion.

(b)             Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing at the address set forth in the Purchase Agreement and shall be deemed effectively given upon personal delivery to the party to be notified, when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, and addressed to such party at the address set forth below, or at such other address as such party may designate by advance written notice to the other parties.

(c)             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the successors and assigns of the parties hereto, including, without limitation, all future holders of the Notes.

(d)             Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations hereunder shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

(e)             Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)             Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(g)             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h)             Jurisdiction and Venue. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined in any court of competent jurisdiction in the State of New York, County of New York, and the Company and the Collateral Agent hereby submit to the exclusive jurisdiction of such courts for the purposes of any such suit, action, proceeding or judgment. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10(b) or in such other manner as may be permitted by law, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder any claim that the suit, action or proceeding in such court is brought in an inconvenient forum.

(i)              Waiver of Jury Trial. THE COMPANY AND THE COLLATERAL AGENT AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR OF EITHER OF THEM SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG EITHER OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE COMPANY AND THE COLLATERAL AGENT, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE COMPANY OR THE COLLATERAL AGENT HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(j)              Concerning the Collateral Agent. The Collateral Agent shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Purchase Agreement as though fully set forth herein. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as a non-fiduciary agent of the Secured Parties and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the Secured Parties. Nothing in this Agreement, the Purchase Agreement or the Notes shall be interpreted as giving the Collateral Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the liens granted hereunder or as giving the Collateral Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability. Unless otherwise expressly provided herein, in the performance of any act, right or power hereunder, the Collateral Agent shall act only upon the written direction of the Requisite Holders with respect to all matters contemplated under this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

COMPANY:

QUADRANT BIOSCIENCES INC.

By:
Name: Richard Uhlig
Title: Chief Executive Officer

COLLATERAL AGENT:

ACQUIOM AGENCY SERVICES LLC, as Collateral Agent

By:
Name: Jennifer Anderson
Title: Senior Director

Signature Page to Security Agreement

EXHIBIT A

DESCRIPTION OF COLLATERAL

All right, title and interest in the Accounts, Payment Intangibles and other Proceeds arising out of the Biobank Assets.

Terms in this Exhibit A not otherwise defined in the Security Agreement to which this Exhibit A is attached or the Notes referenced therein shall have the meanings set forth in the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York (the “UCC”).